CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Progress Financial Corporation on Forms S-3 (File Nos. 333-43109 and 333-48039) and Form S-4 (File No. 333-38447) and Forms S-8 (File Nos. 333-06107 and 33-58781) of our report dated January 22, 1998 on our audits of the consolidated financial statements as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, 1995, which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 31, 1998